Exhibit 10.49

September 28, 2009

VIA CERTIFIED MAIL	VIA CERTIFIED MAIL

Bridgepoint Education, Inc.	Kilroy Realty, L.P.
13500 Evening Creek Drive North	c/o Allen Matkins Leck Gamble Mallory and Natsis, LLP
Suite 600	1901 Avenue of the Stars, Suite 1800
San Diego, CA 92128	Los Angeles, CA 90067-6050
Attention: Mr Kenny Lin	Anton Natsis, Esq.
Delmar L. Nehrenberg, Esq.

And

VIA CERTIFIED MAIL

Kilroy Realty, L.P.
12200 W. Olympic Blvd. Suite 200
Los Angeles, CA 90064
Attn: Legal Department

Re:   Lease dated July 31, 2004, as amended (“Prime Lease”) between Kilroy Realty, L.P. (“Landlord”) and Countrywide Home Loans, Inc., a New York corporation (“Tenant”) for space which includes premises located at 13500 Evening Creek Drive North, Suite 160, San Diego, California, comprising approximately 9,849 rentable square feet (the “Premises”)

File:   (VP 10210) CAW-A76 13500 EVENING CREEK DR NORTH

Gentlemen:

The above-referenced Prime Lease term will expire on November 30, 2009 (“Prime Lease Expiration Date”).   The Premises are currently occupied by Bridgepoint Education, Inc.  (“Subtenant”) pursuant to a sublease dated October 31, 2007  (“Sublease”), which Sublease will expire on October 31, 2009.  Tenant has been informed and Landlord hereby acknowledges that Landlord and Subtenant have entered into a direct lease for the Premises whereby Subtenant shall remain in the Premises after the expiration of the Sublease term.

To the extent Tenant performs its other obligations under the Prime Lease, Landlord agrees to accept the Premises (Suite 160) in its AS-IS condition from Tenant upon expiration of the Prime Lease, with Subtenant in possession of the Premises, and hereby  waives any Tenant restoration or holdover obligations under the Prime Lease with regard to the Premises  (Suite 160), including, without limitation, obligations contained in Article 15 of the Prime Lease.

Similarly, as subtenant is scheduled to continue to occupy such Premises following the Prime Lease Expiration Date pursuant to the terms of that certain direct lease dated January 31, 2008 (the “13500 Lease”), notwithstanding any provision to the contrary contained in such 13500 Lease, Subtenant hereby waives with regard to the Premises only, its right to require Landlord to remedy any punchlist items provided to Landlord (i.,e., as more particularly contemplated by the terms of Section 1.1.1 of the 13500 Lease).

Upon expiration of the Prime Lease term on the Prime Lease Expiration Date, Tenant shall have no further obligations thereunder.

Tenant and Subtenant agree that the term of the Sublease shall be extended for one (1) month beginning November 1, 2009 and ending November 30, 2009 on all the terms and conditions of the Sublease.  Landlord consents to the foregoing extension of the Sublease term.

By executing this agreement where indicated below, each party hereto agrees to the terms and conditions set forth above.  Please sign all three (3) originals of this agreement in the spaces provided below to confirm Landlord’s and Subtenant’s agreement to the foregoing, return one fully executed original to Tenant for its records, and retain the other originals for Landlord’s and Subtenant’s records.

This agreement may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same agreement

Please do not hesitate to call Kimberly Pozza at 312 904 4480 or e-mail Kimberly.pozza@am.jll.com if you have any questions.

Very truly yours,

Countrywide Home Loans, Inc., a New York corporation

By:	/s/ Kathleen M. Luongo
Name:	Kathleen M. Luongo
Title:	Vice President	10/1/09

ACKNOWLEDGED AND AGREED TO:

LANDLORD
Kilroy Realty, L.P.
a Delaware limited partnership

By:	Kilroy Realty Corporation,
a Maryland corporation,
General Partner

By:	/s/ Jeffrey C. Hawken	By:	/s/ John T. Fucci
Name:	Jeffrey C. Hawken	Name:	John T. Fucci
Title:	Executive Vice President	Title:	Asset Management
Chief Operating Officer

ACKNOWLEDGED AND AGREED TO:

SUBTENANT
Bridgepoint Education, Inc.,
a Delaware corporation

By:	/s/ Kenny Lin		/s/ Steven Isbister
Name:	Kenny Lin		Steven Isbister
Title:	VP of Real Estate		VP of Compliance

cc:	Kilroy Realty, L.P.
13520 Evening Creek Drive N. Suite 120
San Diego, CA 92128
Attn: Michael Nelson, Senior Asset Manager